Exhibit 99.2

PROXY

PEOPLES BANCORPORATION, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR SPECIAL MEETING OF SHAREHOLDERS - TUESDAY, APRIL 24, 2012

Robert E. Dye, Jr. and Patricia A. Jensen, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of Peoples Bancorporation, Inc. held of record by the undersigned on the Record Date at the Special Meeting of Shareholders to be held on April 24, 2012, and at any adjournment thereof, as follows:

1.             Approval of Merger.

“RESOLVED, that the shareholders of Peoples Bancorporation, Inc. approve the Agreement and Plan of Merger, dated as of December 19, 2011, by and between SCBT Financial Corporation and Peoples Bancorporation, Inc., pursuant to which Peoples Bancorporation, Inc. will merge with and into SCBT Financial Corporation.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.             Advisory Resolution to Approve Executive Compensation.

‘‘RESOLVED, that the shareholders of Peoples Bancorporation, Inc. approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Peoples Bancorporation, Inc. in connection with the merger of Peoples Bancorporation Inc. with and into SCBT Financial Corporation, and the agreements and understandings pursuant to which such compensation may be paid or become payable, as disclosed in the table in the section of the proxy statement / prospectus dated March 21, 2012, entitled “The Merger—Interests of Peoples’ Directors and Executive Officers in the Merger; Quantification of Payments and Benefits to the Peoples Named Executive Officers,” including the associated narrative discussion.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.             Grant of Authority to Vote on Adjournment of Special Meeting.

In the event there are insufficient votes present at the Special Meeting, in person or by proxy, to approve the Agreement and Plan of Merger, dated as of December 19, 2011, by and between SCBT Financial Corporation and Peoples Bancorporation, Inc., the appointed agents are authorized to vote as proxies on proposals for one or more adjournments of the Special Meeting to allow time for further solicitation of proxies.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.             And, in the discretion of said agents, upon such other business as may properly come before the Special Meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the Special Meeting.)

THIS PROXY WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” ITEM 1,  “FOR” ITEM 2, AND “FOR” ITEM 3 ABOVE.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Dated: , 2012